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                                                                    EXHIBIT 10.4

              RESTATED AND AMENDED DEFERRED COMPENSATION AGREEMENT


         This Restated and Amended Deferred Compensation Agreement, effective as of December 1, 1995, is made by and between Weyco Group, Inc. (the "Company") and Robert Feitler ("Employee").

                                    RECITALS
         1. The parties hereto entered into an Amended Deferred Compensation Agreement dated January 1, 1989; and

         2. The parties hereto desire to restate and amend the Amended Deferred Compensation Agreement dated January 1, 1989 as provided herein.

         NOW, THEREFORE, Company and Employee hereby agree as follows:

         1. Deferred Compensation. The deferred compensation provided for in this Agreement shall be supplemental and in addition to any other benefits to be paid to Employee by the Company pursuant to any employment agreement, pension or profit sharing plan, insurance or other fringe benefit program.

         2.      Payments.
                 (a) During Employee's Lifetime. The Company shall, regardless of whether Employee remains in Company's employment or has retired or otherwise terminated employment, pay deferred compensation in the amounts and at the times shown below:

         Date of Payment                   Amount of Payment
         ---------------                   -----------------
            12/1/95                            $600,000
            02/1/96                            $600,000
            02/1/97                            $700,000
            02/1/98                            $232,422

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Such payments represent an acceleration of the payments which would have been made under the January 1, 1989 Amended Deferred Compensation Agreement had that agreement not been amended and restated by this agreement. The payments called for by this agreement have the same present value as of Employee's 65th birthday as the payments called for by the January 1, 1989 agreement when discounted using an interest rate of 7%.

                 (b) Benefits Following Death. If Employee shall die before the payments called for by paragraph (a) above are made, such payments shall instead be paid to his designated beneficiary.

         3. Designation of Beneficiary. Employee may designate one or more beneficiaries to receive all or any portion of the payments under this Agreement. Each beneficiary designated shall be in writing and filed with the Company. Employee may change any beneficiary designation at any time, and from time to time. If, or to the extent that, Employee shall not designate a beneficiary hereunder, or if the beneficiary shall be deceased at the time payments to the beneficiary are to commence, then Employee's estate shall be deemed the beneficiary. If any payment is required to be made under this Agreement to a beneficiary who shall die after having commenced receiving payments hereunder, such payment shall be made to the personal representative of said beneficiary's estate.

         4. Vesting. Employee shall be fully vested in the benefits provided in this Agreement.


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         5.      No Trust or Separate Fund.  Nothing in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be deemed to create a trust of any kind or a fiduciary relationship between the Company and Employee, his designated beneficiary or any other person. Any funds or insurance policies which may be acquired, held or invested in connection with the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company, and neither Employee nor any other person other than the Company shall have any interest in such funds or policies by virtue of the provisions of this Agreement. To the extent that the Employee or any other person acquires a right to receive payments from the Company under this Agreement, such right shall be of no greater priority than the right of any unsecured general creditor of the Company.

         6. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Employee, and his successors and assigns, including his heirs, executors, administrators and legal representatives.

         7. No Assignment. Except as provided herein, the right of Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, disposed or encumbered except by will or by the laws of descent and distribution, and no payments of benefits hereunder shall be subject to execution, garnishment, attachment or to any other judicial process.





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         8.      Governing Law.  This Agreement shall be construed in
accordance with and governed by the laws of the State of Wisconsin.

         9. Not Deemed Compensation for Other Benefits. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to Employee for the purpose of computing benefits to which he may be entitled under any pension, profit sharing or other plan or arrangement of the Company for the benefit of its employees.

         10. No Right of Employment. Nothing contained in this Agreement shall be construed as conferring upon Employee the right to continue in the employ of the Company as an executive or in any other capacity.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        EMPLOYEE:

                                        /s/  Robert Feitler
                                        ----------------------------------------
                                        Robert Feitler


                                        WEYCO GROUP, INC.


                                        By: /s/ Thomas Florsheim
                                           -------------------------------------
                                           Chairman of the Board

                                        Attest:

                                           /s/  John Wittkowske
                                           -------------------------------------
                                           Secretary





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